EXHIBIT 99.1

Molecular Templates, Inc. Raises $43 Million in Gross Proceeds Through Its At-the-Market Facility

AUSTIN, Texas, July 20, 2020 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” “MTEM” or the “Company”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary targeted biologic therapeutics, engineered toxin bodies (ETBs), today announced that it has raised gross proceeds of approximately $43 million through its At-the-Market facility (“ATM”) with participation based on interest received from Consonance Capital Management. The Company sold approximately 3.6 million shares of the Company’s common stock at a purchase price of $12.00, the market price at the time of sale. Cantor Fitzgerald & Co. is acting as the sales agent for the ATM.

The additional funds raised through the ATM will be used to advance the Company’s pipeline, including the development of MT-3724, MT-5111, TAK-169, MT-6402, as well as for working capital and other general corporate purposes.

The shares of common stock described above were sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-228975) previously filed and effective on February 13, 2019.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering, nor shall there be any sale of these securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements.  Examples of such statements include, but are not limited to, statements relating to the Company’s business strategy and the use of proceeds raised through the ATM.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether the Company will achieve its expected milestones; risks from global pandemics including COVID-19; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contact:
Adam Cutler
Chief Financial Officer
adam.cutler@mtem.com
862-204-4006